UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2006

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01. Other Events
On December 22, 2006, Shionogi and Co., Ltd issued the attached press release reporting positive results of their Phase III clinical trial of patients with idiopathic pulmonary fibrosis who were treated with pirfenidone. This clinical trial was conducted in Japan.
InterMune is also studying the use of pirfenidone for the treatment of patients with idiopathic pulmonary fibrosis in its Phase III CAPACITY clinical trials. While we are encouraged by Shionogi’s announcement, we believe that the Shionogi findings are informative but not necessarily predictive of a potential outcome of InterMune’s CAPACITY trials. There are key differences between the Shionogi and InterMune clinical trials, including differing patient populations, dosing regimens and length of treatment. There is no assurance that the results of the Shionogi and InterMune clinical trials will be similar.
Item 9.01. Exhibit.
     (c) Exhibit.
     The following exhibit is furnished with this report on Form 8-K:

Number	Description
99.1	Press Release dated December 22, 2006 of Shionogi & Co., Ltd.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, which is incorporated by reference therein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
Dated: December 22 , 2006	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated December 22, 2006 of Shionogi & Co., Ltd.